Exhibit 99.1

         November 17, 2011

Contact:	Douglas J. Glenn
Interim President and Chief Executive Officer
(757) 217-3634

THE BANK OF HAMPTON ROADS NAMES
DENNY P. COBB CHIEF CREDIT OFFICER

Norfolk, Virginia, November 17, 2011:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads and Shore Bank, today announced that Denny P. Cobb has been appointed Chief Credit Officer for The Bank of Hampton Roads, reporting to Robert J. Bloxom, the Company’s Chief Risk Officer.  Cobb has served as Senior Vice President – Special Assets Officer for The Bank of Hampton Roads since October, 2010.

Douglas J. Glenn, the Company’s Interim President and Chief Executive Officer, said, “Denny has been instrumental in our efforts to reduce our portfolio of problem assets through his leadership in our special assets department.  With over thirty years of banking experience in our markets, Denny has a strong, proven track record in loan origination, underwriting and resolving special assets.  He is well known and highly respected by our customers and we are confident that he will help us better serve their borrowing needs, drive prudent loan portfolio growth and continue to improve credit performance going forward.”

Prior to joining The Bank of Hampton Roads in October, 2010, Cobb provided special assets consulting services to the Company through Midway Ventures, LLC.  Prior to forming Midway Ventures, LLC, Cobb was Senior Vice President, Real Estate Finance Group at SunTrust Bank.  Previously, he served for twenty-five years in real estate and commercial real estate finance positions at banks in the eastern Virginia region.  In these positions he gained deep experience across the entire range of lending functions, including origination, underwriting and management of loan portfolios.

About Hampton Roads Bankshares
Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Caution About Forward-Looking Statements
Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company’s ability to serve the needs of its customers, grow its loan portfolio and improve its credit performance.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and other filings made with the SEC.

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